PUBLIC SERVICE COMPANY OF NEW MEXICO
                             EXECUTIVE SAVINGS PLAN


         The PUBLIC SERVICE COMPANY OF NEW MEXICO EXECUTIVE SAVINGS PLAN (the "Plan") is adopted and approved on ________________________, 1998, to be effective as of July 1, 1998. The Plan is established and maintained by the Public Service Company of New Mexico (the "Company" or "PNM") solely for the purpose of permitting certain of its Key Employees who participate in the Public Service Company of New Mexico Master Employee Savings Plan ("MESP") to receive contributions equal to amounts in excess of the limitations on contributions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on defined contribution plans to which that section applies.

         Accordingly, the Company hereby adopts the Plan pursuant to the terms and provisions set forth below:

                                    ARTICLE I
                                   DEFINITIONS

         Wherever used herein the following terms shall have the meanings hereinafter set forth:

         1.1. "Board" means the Board of Directors of the Company or any authorized committee of the Board.

         1.2. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

         1.3. "Company" means the Public Service Company of New Mexico, a corporation, or, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

         1.4. "Compensation" as used in this Plan is defined in the Qualified MESP, Section 2.05 ("Base Compensation," used in determining Employer Contributions) or Section 2.19 ("Eligible Compensation," used in determining Participant Contributions), as applicable.

         1.5. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. This Plan is an unfunded, nonqualified plan for the benefit of a select group of management or highly compensated employees that is not subject to the general funding or discrimination requirements of ERISA.

         1.6. "Key Employee" means an employee who meets the requirements of Code ss. 416(i) and who is a highly compensated employee and a member of a select group of management, as such terms are used pursuant to Section 201(2) of ERISA.

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         1.7.  "Participant"  means  a Key  Employee  of  the  Company  who is a
Participant under the Qualified MESP who earns in excess of the Code ss. 401(a)(17) limitations and to whom or with respect to whom contributions, as defined below, may be made under the Plan.

         1.8. "Plan" means the Public Service Company of New Mexico Executive Savings Plan, as adopted herein.

         1.9.   "Plan   Year"   means   the   calendar   year   or   any   other
12-consecutive-month period that runs concurrent with the Plan Year designated in the Qualified MESP.

         1.10. "Qualified MESP" means the Public Service Company of New Mexico Master Employee Savings Plan ("MESP") established effective January 1, 1975, and Amended and Restated effective January 1, 1998, as may be further amended from time to time.

         1.11. "Qualified MESP Company Matching and Employer Contribution" means the total of all Matching and Employer Contributions made by the Company for the benefit of a Participant under and in accordance with the terms of Article IV of the Qualified MESP in any Plan Year.

         1.12. "Qualified MESP Salary Reduction Contribution" means the Salary Reduction Contribution made by the Company for the benefit of a Participant under and in accordance with the terms of Article V of the Qualified MESP in any Plan Year.

         1.13. "Qualified MESP Subaccount A (Participant's Contribution)" means the account established for a Participant under Article VI of the Qualified MESP, and as used in this Plan shall mean only the separate account known as the Salary Reduction Account.

         1.14. "Qualified MESP Subaccount B (Employer's Contribution)" means the account established for a Participant under Article VI of the Qualified MESP, and as used in this Plan shall mean only the separate accounts known as Matching Contributions Account and Employer Contributions Account.

         1.15. "Supplemental Salary Reduction Agreement" means the written Supplemental Salary Reduction Agreement entered into by a Participant with the Company pursuant to this Plan.

         1.16. "Supplemental Company Matching and Employer Contributions" means the Matching and Employer Contributions made by the Company for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

         1.17. "Supplemental Salary Reduction Contribution" means the Salary Reduction Contribution made by the Company for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

         1.18. "Supplemental Subaccount A (Supplemental Salary Reduction Contributions)" means the account maintained by the Company under the Plan for a Participant that is credited with amounts contributed under Section 3.2 of the Plan.


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         1.19.  "Supplemental  Subaccount B (Supplemental  Company  Matching and
Employer Contributions)" means the account maintained by the Company under the Plan for a Participant that is credited with amounts contributed under Section
3.3 of the Plan.

         1.20. "Valuation Date" shall mean the end of each calendar quarter or any other period that runs concurrent with the Valuation Date designated in the Qualified MESP.

                                   ARTICLE II
                                   ELIGIBILITY

         A Participant in the Qualified MESP who has made the maximum elective deferrals under Code ss. 402(g) or the maximum contributions under the terms of the Qualified MESP and is a Key Employee shall be eligible to participate in the Plan and to receive the Supplemental Salary Reduction Contributions as elected by the Participant and Supplemental Company Matching and Employer Contributions hereunder.

                                   ARTICLE III
                           SUPPLEMENTAL CONTRIBUTIONS

         3.1. Supplemental Salary Reduction Agreement. As a condition to the Company's obligation to make a Supplemental Salary Reduction Contribution for the benefit of a Participant pursuant to Section 3.2 below, the Participant must execute a Supplemental Salary Reduction Agreement in the form attached hereto or as modified by the Company from time to time. The Supplemental Salary Reduction Agreement for any Plan Year shall be made before the beginning of that Plan Year and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to the Company prior to the beginning of the Plan Year in which such revocation is to be effective. This Agreement is supplemental to the initial Salary Reduction Agreement made pursuant to the Qualified MESP.

         3.2. Supplemental Salary Reduction Contributions.

         (a) Any  Participant  may elect to defer,  pursuant  to a  Supplemental
Salary Reduction Agreement, the receipt of a portion of the compensation otherwise payable to him or her by the Company in any Plan Year. The amount of compensation deferred hereunder by a Participant shall be equal to:

                  (i) a percentage of such compensation not to exceed six percent (6%), reduced by

                  (ii) the amount the Participant elects to have the Company contribute to his or her Qualified MESP Subaccount A during the same Plan Year, as reduced by limitations on contributions imposed by the Code.

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

The amount deferred pursuant to this paragraph (a) shall be a Supplemental Salary Reduction Contribution allocated to the Supplemental Subaccount A maintained for the Participant for such Plan Year.

         (b) Should it be determined, after completion of all nondiscrimination testing that an additional elective contribution could have been allocated to the Participant's Qualified MESP Subaccount A for such Plan Year, then the Participant may elect to have the additional amount:

                  (i) deducted from the Participant's Supplemental Subaccount A and transferred to the Participant's Qualified MESP Subaccount A; or

                  (ii)  paid directly to the Participant; or

                  (iii) remain in this Plan.

         Any transfer or payment of such additional amount shall occur no later than March 31 of the Plan Year following the Plan Year for which such nondiscrimination testing is made.

         (c) In no event shall any deduction from the Participant's Supplemental Subaccount A for any Plan Year pursuant to Paragraph (b) of this Section exceed the amount that the Participant elected to defer for such Plan Year pursuant to Paragraph (a) of this Section. No earnings or appreciation attributable to any amount transferred or paid under Paragraph (b) of this Section shall be transferred or paid but shall remain in the Supplemental Subaccount A for the benefit of the Participant.

         (d) The election by which a Participant elects to defer compensation under a Supplemental Salary Reduction Agreement and the additional election provided in Paragraph (b), above, shall be in writing, signed by the Participant, and delivered to the Company prior to January 1 of the Plan Year in which the compensation to be deferred is otherwise payable to the Participant; except that:

                  (i) for the Plan Year in which the Plan is initially implemented, a Participant may make such election within 30 days after the date on which the Plan is effective; and

                  (ii) for the Plan Year in which a Participant first becomes eligible to participate in the Plan, such Participant may make such election within 30 days after the date he or she becomes eligible.

Any deferral election made by a Participant shall be irrevocable with respect to the Plan Year covered by such election. A Participant may, however, revoke the election by delivering to the Company a written instrument prior to the beginning of the Plan Year for which such revocation is to be effective.


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


         3.3. Supplemental Company Matching and Employer Contributions.

         (a) Each Plan Year, the Company shall make Supplemental Company Matching and Employer Contributions to this Plan on behalf of each Participant in an amount equal to:

                  (i) the Qualified MESP Company Matching Contribution (as defined in Section 4.01(a)(2) of the Qualified MESP) and Employer Contributions (as defined in Section 4.01(a)(4) of the Qualified MESP) that would have been allocated to the Qualified MESP Subaccount B of the Participant for the Plan Year with respect to the amount deferred by the Participant pursuant to Section 3.2(a)(1), without giving effect to any reductions required by the limitations imposed by the Code on the Qualified MESP, reduced by

                  (ii) the amount of the Qualified MESP Company Matching and Employer Contributions actually allocated to the Participant's Qualified MESP Subaccount B for the Plan Year.

         (b) If amounts are deducted from a Participant's Supplemental Subaccount A and transferred to the Participant's Qualified MESP Subaccount A pursuant to the Participant's election under Section 3.2(b)(i), all Supplemental Company Matching and Employer Contributions made pursuant to this Section relating to such transferred amounts shall be deducted from the Participant's Supplemental Subaccount B and transferred to the Participant's Qualified MESP Subaccount B, subject to the following:

                  (i) a transfer pursuant to this Section shall occur at the same time as a transfer pursuant to Section 3.2(b)(i). Any Supplemental Company Matching or Employer Contribution shall be transferred to the Qualified MESP only to the extent that the Qualified MESP, after receiving such transferred contribution, will satisfy the nondiscrimination tests set forth in Code ss. 401(m) for the applicable Plan Year;

                  (ii) no earnings or appreciation attributable to any amount transferred pursuant to this Section shall be transferred, but shall remain in the Supplemental Subaccount B for the benefit of the Participant; and

                  (iii) if a Participant elects to have an additional elective contribution paid to him pursuant to Section 3.2(b)(ii), any Supplemental Company Matching or Employer Contribution relating to such amount shall remain in the Supplemental Subaccount B for the benefit of the Participant.


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

         (c) The Company shall make Supplemental Matching and Employer Contributions in the initial year of implementation of this Plan on behalf of any Key Employee whose compensation exceeds Code ss. 401(a)(17) limitations on contributions during the initial year of implementation of this Plan, based on the Key Employee's elective deferral percentage as stated in the Supplemental Salary Reduction Agreement filed with the Company pursuant to Section 3.2(d)(i) above, as if such Supplemental Salary Reduction Agreement had been in effect from January 1 of the initial year of implementation of this Plan.

                                   ARTICLE IV
                           INVESTMENT OF SUPPLEMENTAL
                                  CONTRIBUTIONS

         4.1. Supplemental Salary Reduction Contributions.

         (a) Amounts credited hereunder to the Supplemental Subaccount A of a Participant shall be treated as if they were actually invested in the Qualified MESP Subaccount A of the Participant and shall be subject to the same Participant investment elections, including the right at any time during a Plan Year to change investment elections among the available options under the Qualified MESP.

         (b) The Participant's earnings history shall be summarized on each Valuation Date and the investment results shall be used to adjust the Participant's Supplemental Subaccount A to reflect any gains or losses.

         4.2. Supplemental Company Matching and Employer Contributions.

         (a) All amounts credited to the Supplemental Subaccount B of a Participant for any Plan Year shall be treated as if they were actually invested in the Qualified MESP Subaccount B of the Participant and shall be subject to the same Participant investment elections, including the right at any time during a Plan Year to change investment elections among the available options under the Qualified MESP.

         (b) The Participant's earnings history shall be summarized on each Valuation Date and the investment results shall be used to adjust the Participant's Supplemental Subaccount B to reflect any gains or losses.

                                    ARTICLE V
                                  DISTRIBUTIONS

         5.1. Right to Receive Distribution. All amounts, including gains and losses, credited to a Participant's Supplemental Subaccount A in accordance with
Section 4.1 of the Plan, and to his or her Supplemental Subaccount B in accordance with Section 4.2, shall be distributed to a Participant or his or her beneficiary only upon termination of the Participant's employment with the Company for any reason, including death or change in control, as defined in the Public Service Company of New Mexico Executive Retention Plan, or any successor plan.


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

         5.2. Form of Distribution. All amounts distributable under the Plan shall be made solely in the form of a single lump sum payment.

         5.3. Amount of Distribution. The amount of payment due to a Participant under any of these circumstances is equal to the account balance credited to that Participant as of the Valuation Date next following the event that triggers the distribution, subject to applicable tax or other withholding requirements, if any.

         5.4. Timing of Distribution. Funds will be distributed within an administratively reasonable period of time (generally ten (10) working days) after receiving a written request, unless prohibited by the Company cash position.

         5.5. Withdrawal of Contributions. No hardship withdrawals shall be permitted from the Plan.

         5.6. Coordination with Qualified MESP Elections. An election made by the Participant under the Qualified MESP with respect to the distribution of the Participant's accounts following termination of employment or the date for commencement of payment under the Qualified MESP shall not be effective with respect to the form of payment or date for commencement of payment of the Subaccounts under the Plan unless such elections also conform to the terms of the Plan.

         5.7. Beneficiary Designation. If a Participant should die before receiving distribution of his or her Supplemental Subaccounts A and B, distribution shall be made to the beneficiary designated by the Participant. If a Participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant's accounts under the Qualified MESP and in the same method as distribution is made under the Qualified MESP.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

         6.1. Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions herein.

         6.2. General Powers of Administration. All provisions set forth in the Qualified MESP with respect to the administrative powers and duties of the Company and expenses of administration shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, comptroller, counsel or other person employed by the Company with respect to the Plan.


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

                                   ARTICLE VII
                            AMENDMENT OR TERMINATION

         7.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

         7.2. Effect of Amendment or Termination. Any amendment or termination of this Plan shall apply prospectively only and shall not directly or indirectly reduce the balance of any Supplemental Subaccount held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in Supplemental Subaccounts A and B shall be made to the Participant or his or her beneficiary in the manner and at the time described in
Article V of the Plan. No additional credits of Supplemental Salary Reduction Contributions or Supplemental Company Matching and Employer Contributions shall be made to the Supplemental Subaccounts of a Participant after termination of the Plan, but the Company may continue to credit gains and losses to Supplemental Subaccount A pursuant to Section 4.1, and to Supplemental Subaccount B pursuant to Section 4.2, until the balance of such Supplemental Subaccounts has been fully distributed to the Participant or his or her beneficiary.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1. Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The right of a Participant or his or her designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to a Participant's Supplemental Subaccounts A and B shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

         8.2. General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified MESP applicable to a Qualified MESP Salary Reduction Contribution or a Qualified MESP Company Matching or Employer Contribution shall also be applicable to a Supplemental Salary Reduction Contribution or a Supplemental Company Matching or Employer Contribution to be made hereunder. Any Qualified MESP Salary Reduction Contribution or Qualified MESP Company Matching or Employer Contribution, or any other contributions to be made under the Qualified MESP, shall be made solely in accordance with the terms and conditions of the Qualified MESP and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified MESP.

         8.3. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.


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


         8.4. No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

         8.5. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         8.6. Applicable Law. The Plan shall be construed and administered under the laws of the State of New Mexico.

         8.7. Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         8.8.  Successors.  This Plan shall be binding upon the  successors  and
assigns  of  the  Company  and  upon  the  heirs,   beneficiaries  and  personal
representatives of those individuals who become Participants hereunder.

         8.9. Unclaimed Benefit. Each Participant shall keep the Company informed of his or her current address and the current address of his or her designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Subaccounts A and B may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If, within one additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

         8.10. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.



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

         8.11. Headings for Convenience Only. The headings and subheadings of this Plan are inserted for convenience and reference only and are not to be used in construing this instrument or any provision herein.

         8.12. Severability. If any provision of this Plan is held to be illegal or invalid, such illegalilty or invalidity shall not affect the remaining provisions of this Plan, and the remaining provisions shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its President and Chief Executive Officer ("CEO") on the date and year first above written.

                                               PUBLIC SERVICE COMPANY OF
                                               NEW MEXICO


                                               --------------------------------
                                               BENJAMIN F. MONTOYA
                                               President and CEO



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



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             EXECUTIVE SAVINGS PLAN
                     SUPPLEMENTAL SALARY REDUCTION AGREEMENT

         I have reviewed the terms and conditions of the Public Service Company of New Mexico (the "Company" or "PNM") Executive Savings Plan (the "Plan"). I hereby agree to the terms and conditions of the Plan and acknowledge that the Plan can be amended or terminated at the discretion of the Company pursuant to
Article VII of the Plan. As a further condition to receiving a Supplemental Salary Reduction Contribution under the Plan, I hereby agree as follows:

         |_|   1. The salary  otherwise  payable to me by the Company for any calendar year, commencing with the year which begins on January 1, _______, shall be reduced by _______ percent (____%) (not to exceed 6%) and the amount of such reduction shall be a Supplemental Salary Reduction Contribution allocated to my Supplemental Subaccount A pursuant to the Plan for such year.

         |_|   2. Any  deferral  election  I make shall be  irrevocable  with respect to the Plan Year covered by such election. My deferral election shall remain in full force and effect for subsequent Plan Years unless I revoke the election by delivering to the Company a written instrument prior to the beginning of the Plan Year for which such revocation is to be effective.

         |_|   3. In the event that additional  contributions  can be made to my Qualified MESP Subaccount A, in accordance with Section 3.2(b) of the Plan, then no later than March 31 of such calendar year following a calendar year for which an election is in effect, the Company shall:

                  |_| Allocate from my Supplemental Subaccount A to my Qualified MESP Subaccount A that portion (not to exceed 100%) of my Supplemental Salary Reduction Contribution made for my benefit equal to the maximum amount of Salary Reduction Contributions that can be made to my Qualified MESP Subaccount A under all applicable limitations of the Internal Revenue Code; or

                  |_|   The Company shall pay such amount directly to me; or

                  |_| The Company shall retain such amount in my Supplemental Subaccount A.


                                              Dated:  ________________________


                                              ------------------------------
                                              Signature of Participant



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